EXHIBIT 4.3

THIS WARRANT, AND THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND NEITHER THIS WARRANT NOR ANY INTEREST HEREIN, OR IN THE SECURITIES FOR WHICH THIS WARRANT MAY BE EXERCISED, MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMMUNITY BANCSHARES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.

WARRANT TO PURCHASE

SHARES OF COMMON STOCK

OF

COMMUNITY BANCSHARES, INC.

DATE OF INITIAL ISSUANCE: February 20, 2004

THIS CERTIFIES THAT, for value received, FIG Partners, L.L.C. (the “Holder”) is entitled to purchase, subject to the exercise and other provisions of this Warrant, from Community Bancshares, Inc. (the “Company”) at any time prior to February 20, 2008, up to 140,187 shares (as such number of shares may be adjusted in accordance with Section 2 hereof, the “Warrant Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock” or “Shares”), at any time and from time to time, in whole or in part, at an exercise price per share of $5.89 (subject to adjustment as provided in Section 2 hereof, the “Exercise Price”). The Holder may also, at any time and from time to time, in whole or it part, exercise this Warrant pursuant to a “Cashless Exercise,” as defined and provided herein. This Warrant shall expire at 5:00 p.m. Eastern Standard Time on February 20, 2008 (the “Expiration Time”).

SECTION 1. EXERCISE OF WARRANT.

1.1. Vesting. The Holder’s rights under this Warrant are fully vested as of the date hereof.

1.2. Exercisability. This Warrant is exercisable as of date hereof to the Expiration Time.

1.3. Procedure for Exercise of Warrant.

(a) Cash Exercise. The Holder may exercise this Warrant in whole or in part by delivering to the Company at any time prior to the Expiration Time: (i) a completed and signed Notice of Exercise, as attached hereto as Schedule A (including the Substitute Form W-9, which forms a part thereof, the “Notice of Exercise”); (ii) cash or a certified or official bank check, payable to the order of the Company in an amount equal to the product of (x) the Exercise Price (as this may be adjusted pursuant to Section 2 hereof), and (y) the number of Warrant Shares being purchased pursuant to such Notice of Exercise (such product, the “Aggregate Exercise Price”); and (iii) this Warrant to the following address:

Community Bancshares, Inc.

68149 Main Street

P.O. Box 1000

Blountsville, Alabama 35031

Attention: Mr. William H. Caughran

Upon irrevocable payment in good collected funds of the Aggregate Exercise Price (rounded up to the nearest cent) for the Warrant Shares being purchased, the Holder shall be deemed to be the holder of record of such Warrant Shares for all purposes, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing such Warrant Shares may not then be actually delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(a), cause to be executed, and deliver to the Holder, a certificate representing the aggregate number of Warrant Shares specified in the Notice of Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said stock certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Shares and new Warrants.

(b) Cashless Exercise. The Holder hereof may elect to exercise this Warrant, in whole or in part, to receive, without the payment by such Holder of any additional consideration (the “Cashless Exercise”), Shares equal to the value of this Warrant or any portion hereof by surrendering this Warrant or such portion thereof to the Company, along with the Notice of Exercise providing such number of Warrant Shares to be surrendered in the Cashless Exercise, to the address provided above in Section 1.3(a). The Company shall then issue to the Holder such number of validly issued, fully paid and nonassessable shares of Common Stock as is computed using the following formula:

X = Y (A-B)

     A

where X =	the number of shares of Common Stock to be issued to the Holder pursuant to this Section 1.3(b).

Y =	the number of Warrant Shares to be surrendered according to the Notice of Exercise delivered to the Company pursuant to this Section 1.3(b).

A =	the Fair Market Value of one share of Common Stock at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

B =	the Exercise Price in effect under this Warrant at the time the Notice of Exercise is made pursuant to this Section 1.3(b).

The term “Fair Market Value” of a share of Common Stock shall mean the fair market value of a share as determined in good faith by the Board of Directors of the Company, after considering recent third-party valuations of the Company’s Common Stock and what the Board of Directors determines to be recent, negotiated, arms-length transactions in the Company’s Common Stock, or, if at any time such security is listed on any securities exchange or quoted in an over-the-counter market, the “Fair Market Value” will be (i) the average of the closing prices of sales of Common Stock on all securities exchanges or automated quotation systems on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange or system on any day, the average of the highest bid and lowest asked prices on all such exchanges or systems at the end of such day, or (ii) if on any day such security is not so listed and is instead quoted in the over-the-counter market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of the 20 consecutive trading days prior to the day as of which “Fair Market Value” is being determined.

Upon irrevocable receipt of the executed Notice of Exercise by the Company, the Holder shall be deemed to be the holder of record of Shares to be issued pursuant to the Cashless Exercise, notwithstanding that the Company’s stock transfer may be closed or that certificates representing such Shares have been actually delivered to the Holder.

The Company shall, as promptly as practicable after completion of the actions specified in this Section 1.3(b), cause to be executed, and delivered to the Holder, a certificate representing the aggregate number of Shares calculated pursuant to the Cashless Exercise. Each stock certificate so delivered shall be in such denomination as may be requested by the Holder and shall be registered in the name of the Holder. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of said stock certificate or certificates, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Warrant Shares. The Company shall pay all expenses, stock transfer taxes and other charges payable in connection with the preparation, execution and delivery of such certificates for Shares and new Warrants.

1.4. Restrictive Legend. Each certificate for Warrant Shares shall contain the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES, OR “BLUE SKY,” LAWS OF ANY STATE OR OTHER DOMESTIC OR FOREIGN JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND RESALE AND NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMMUNITY BANCSHARES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE FOR SUCH TRANSACTIONS UNDER THE SECURITIES ACT AND OTHER APPLICABLE LAWS.”

1.5. Character of Warrant Shares and Common Stock Issued. The Company represents and warrants that all Warrant Shares, including any Shares issued pursuant to any Cashless Exercise, shall be duly authorized, validly issued, and, upon payment of the Exercise Price therefor, fully paid and nonassessable.

SECTION 2. CERTAIN ADJUSTMENTS

2.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i) establish a record date for the determination of holders of record of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

(ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (I) the Warrant Shares, or Shares in the case of a Cashless Exercise, for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of Shares that a record holder of the same number of Shares for which this Warrant is exercisable immediately prior to the occurrence of such event would be entitled to receive after such event, and (II) the Exercise Price shall be adjusted to equal (x) the Exercise Price multiplied by the Warrant Shares for which this Warrant is exercisable immediately prior to the adjustment, divided by (y) the Warrant Shares for which this Warrant is exercisable immediately after such adjustment.

2.2. Adjustment Procedures. The following provisions shall be applicable to adjustments to be made pursuant to Section 2.1 hereof:

(a) When Adjustments to be Made. The adjustments required by this Section 2 shall be made whenever and as often as any event requiring an adjustment shall occur. For the purpose of any such adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments under this Section 2, fractional interests in the Common Stock shall be taken into account to the nearest 1/10th of a Share. In no event, however, shall fractional Shares or scrip representing fractional shares be issued upon the exercise of this Warrant. In lieu thereof, a cash payment shall be made to the Holder in an amount equal to such fraction multiplied by the Fair Market Value per Share.

(c) When Adjustment Not Required. If the Company shall establish a record date for the determination of the holders of record of the Common Stock for the purpose of entitling such holders to receive a dividend payable in Common Stock and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, then no adjustment shall be required by reason of the establishment of such record date and any such adjustment previously made in respect thereof shall be rescinded and annulled.

2.3. Reorganization, Reclassification, Merger, Consolidation or Share Exchange. If the Company at any time reorganizes or reclassifies its outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidates with, merges into, or effects a share exchange with, another corporation (where the Company is not the continuing corporation after such merger or consolidation), then the Holder shall thereafter be entitled to receive upon exercise of this Warrant in whole or in part, the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been distributed to the Holder upon such reorganization, reclassification, consolidation, merger or share exchange had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation, merger or share exchange (subject to subsequent adjustments under this Section 2), and the Exercise Price shall be adjusted appropriately to reflect such action and adjustment.

If any such reorganization, reclassification, consolidation, merger or share exchange results in a cash distribution in excess of the Exercise Price provided by this Warrant, then the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company or its successors and assigns shall, upon distribution to such Holder deduct the aggregate Exercise from the cash payable to such Holder in full payment of the Exercise Price, and pay the balance of the distribution to such Holder. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger, consolidation or share exchange unless prior to the consummation thereof, the corporation that may be required to deliver any stock, securities or other assets upon the exercise of this Warrant shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the Holder. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation, merger or share exchange for the foregoing purposes.

SECTION 3. OWNERSHIP AND TRANSFER.

3.1. Ownership. The Company may deem and treat the person in whose name this Warrant is registered as the sole Holder and the sole owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary until presentation of this Warrant to the Company for registration of transfer in accordance with its terms. This Warrant may be transferred, in whole or in part, to any person or business entity, by presentation of the Warrant to the Company with written instructions for such transfer; provided that such transfer is made pursuant to either a registration statement in effect under the Securities Act and other applicable laws or a written opinion of counsel reasonably satisfactory to the Company that such registration is not required and that an exemption from such registration is available for such transfer under the Securities Act and other applicable laws. Upon presentation of the Warrant to the Company for transfer and satisfaction of the proviso contained in the immediately preceding sentence, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the transferee or transferees and in the denominations specified in such instructions.

3.2. Replacement. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft or destruction of this Warrant, and of indemnity and/or security reasonably satisfactory to it, or upon surrender of this Warrant if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any transfer or replacement. Except as otherwise provided above in the case of the loss, theft or destruction of a Warrant, the Company shall pay all expenses, taxes and other charges payable in connection with any transfer or replacement of this Warrant.

SECTION 4. MISCELLANEOUS.

4.1 Reservation of Shares. The Company covenants that during the entire period this Warrant is outstanding and any part thereof remains unexercised, it will reserve a sufficient number of its authorized and unissued Shares to provide for the issuance of Common Stock upon the exercise of this Warrant.

4.2 No Rights as Stockholder; Limitation of Liability. This Warrant shall not entitle the Holder to any of the rights of a stockholder of the Company prior to exercise of this Warrant and (i) irrevocable payment in good, collected funds of the Exercise Price therefore, or (ii) a Cashless Exercise in accordance with Section 1.3(b) above.

4.3 Amendment. This Warrant may only be modified or amended and any provision hereof may only be waived by a writing executed by the Company and the Holder of this Warrant.

4.4 Successors and Assigns. This Warrant shall be binding upon, and inure to the benefit of, the parties hereto and their respective success and assigns permitted hereunder, and no other parties shall have any rights hereunder.

4.5 Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Alabama.

4.6 Entire Agreement. Except as otherwise expressly provided herein, this Warrant (including the documents and instruments referred to herein) constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral.

IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first written above.

COMMUNITY BANCSHARES, INC.

By:	/s/ Patrick M. Frawley

Name: Patrick M. Frawley
Title: Chief Executive Officer, President and Chairman

THE HOLDER

/s/ Ronald W. Goff for FIG Partners, LLC
FIG Partners, L.L.C.
Name: Ronald W. Goff
Title: Principal

SCHEDULE A

NOTICE OF EXERCISE

OF WARRANT TO PURCHASE COMMON STOCK OF

COMMUNITY BANCSHARES, INC.

To:	Community Bancshares, Inc.

(1)	The undersigned, the registered owner of this Warrant, hereby:

•	irrevocably elects to exercise the purchase rights represented thereby for, and to purchase as set forth in Section 1.3(a) thereunder, shares of common stock of Community Bancshares, Inc. (the “Common Stock”) and herewith makes payment of $ therefor;

•	irrevocably elects to exercise without payment therefor the rights represented thereby to receive shares of Common Stock, calculated pursuant to the “Cashless Exercise” formula set forth in Section 1.3(b) thereunder;

(2) The undersigned requests that the certificates evidencing such shares of Common Stock be issued in the name of and be delivered to:

Name:
Address:

Social Security or Tax I.D. Number:

and if such shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the shares purchasable hereunder be delivered to the undersigned.

(3) The undersigned confirms that the Common Stock received pursuant to this Notice of Exercise is being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Common Stock received.

Dated:

NAME OF HOLDER

By:
Name:

SUBSTITUTE FORM W-9

Under the penalties of perjury, I certify that:

(1) the Social Security Number or Taxpayer Identification Number given below is correct; and

(2) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or dividends, or because the Internal Revenue Service has notified me that I am no longer subject to backup withholding.

Important Instructions: You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under reporting interest or dividends on your tax return and if you have not received a notice from the Internal Revenue Service advising you that backup withholding due to notified payee under reporting has terminated. For additional instructions, please refer to the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.”

Signature*

Date:

*	If a corporation, please sign in full corporate name by president or other authorized officer. When signing as officer, attorney, custodian, trustee, administrator, guardian, etc., please give your full title as such. In case of joint tenants, each person must sign.

THIS NOTICE OF EXERCISE SHALL NOT BE GIVEN EFFECT

BY THE COMPANY UNLESS THE HOLDER OF THE UNDERLYING

WARRANT HAS PROPERLY COMPLETED AND SIGNED BOTH

THE NOTICE OF EXERCISE FORM AND THE SUBSTITUE FORM W-9.